Exhibit 4.2
EXECUTION COPY
     AMENDMENT NO. 19 AND WAIVER dated as of June 29, 2007 (this “Amendment”), to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (successor in interest to Thermal Arc, Inc., “Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004, by Amendment No. 2 and Joinder Agreement dated as of November 22, 2004, by Amendment No. 3 and Consent dated as of January 3, 2005, by Amendment No. 4 dated as of March 16, 2005, by Amendment No. 5 dated as of March 30, 2005, by Amendment No. 6 dated as of March 31, 2005, by Amendment No. 7 dated as of July 1, 2005, by Amendment No. 8 dated as of August 8, 2005, by Amendment No. 9 dated as of October 7, 2005, by Amendment No. 10 and Agreement dated as of November 7, 2005, by Amendment No. 11 and Agreement dated as of December 29, 2005, by Amendment No. 12, Waiver and Consent dated as of March 9, 2006, by Amendment No. 13 and Agreement dated as of April 5, 2006, by Amendment No. 14 and Consent dated as of May 9, 2006, by Amendment No. 15 dated as of June 20, 2006, by Amendment No. 16, Waiver and Agreement dated as of July 21, 2006, by Amendment No. 17 and Agreement dated as of January 30, 2007, and by Amendment No. 18, Limited Waiver and Consent dated as of March 29, 2007, the “Credit Agreement”).
     A. Pursuant to the Credit Agreement, the Lenders have made loans to the Borrowers.
     B. The Borrowers have informed the Administrative Agent that they intend (i) to amend and restate the First Lien Credit Agreement (the “First Lien Amendment”) to, among other things, increase the Revolving Loan Commitment (as defined therein), and (ii) to make borrowings under the First Lien Credit Agreement on the Amendment Effective Date (as defined below) and to use the proceeds of such borrowings to, among other things, prepay in full the Loans held by GSO Special Situations Fund LP (“GSO”, and such payment, the “GSO Prepayment”) in an aggregate principal amount of $14,000,000, together with accrued interest thereon, and to pay fees and expenses incurred in connection with the foregoing.
     C. In connection with the foregoing, the Borrowers have requested that the Administrative Agent and the Lenders agree to (i) amend and waive certain provisions of the Credit Agreement and (ii) authorize the Administrative Agent to enter into an amendment (the “Intercreditor Amendment”) to the Intercreditor Agreement to increase the Maximum First Lien Principal Amount (as defined therein) thereunder.
     D. The Lenders are willing so to amend the Credit Agreement and to waive certain provisions thereof and to authorize the Administrative Agent to enter into the Intercreditor Amendment as set forth herein.
     E. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Waiver; Authorization; GSO Prepayment. (a) The Lenders hereby waive compliance with the provisions of Section 2.16 of the Credit Agreement to the extent (but only to the extent) necessary to permit the making of the GSO Prepayment on a non-pro rata basis to GSO and not to any other Lender.
     (b) The Lenders hereby authorize and direct the Administrative Agent to enter into the Intercreditor Amendment.
     (c) On the Amendment Effective Date, Borrowers shall make, through the Administrative Agent, the GSO Prepayment.
     SECTION 2. Amendments. (a) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          ““Applicable Percentage” shall mean (i) with respect to any Eurodollar Loan, 2.75% and (ii) with respect to any ABR Loan, 1.75%.”
     (b) The definition of the term “EBITDA” is hereby amended by (i) inserting immediately after clause (c)(viii) thereof the words “and (ix) any non-cash loss resulting from a revaluation of any interest rate swap”, (ii) deleting the word “and” at the end of clause (8) thereof and (iii) deleting the period at the end of clause (9) thereof and substituting therefore the following: “; and (10) any write off of previously deferred financing charges incurred in connection with this Agreement or the First Lien Credit Agreement. For the measuring periods ending June 30, 2007 and September 30, 2007, EBITDA shall be calculated as follows: (a) for the measuring period ending June 30, 2007, EBITDA shall equal the actual amounts thereof for the period from January 1,

2007 through June 30, 2007 multiplied by 2.0 and (b) for the measuring period ending September 30, 2007, EBITDA shall equal the actual amounts thereof for the period from January 1, 2007 through September 30, 2007 multiplied by 1.33.”
     (c) The definition of the term “Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “, less Subordinated Debt” after the words “as of any date of determination” at the end of clause (a) thereof.
     (d) The definition of the term “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          ““Maturity Date” shall mean November 7, 2010.”
     (e) Section 2.11(b) of the Credit Agreement is hereby amended by deleting the proviso at the end thereof and inserting the following in its place:
          “provided, however, that optional prepayments of Loans made on or prior to November 30, 2008 shall be accompanied by a prepayment fee in an amount (expressed as a percentage of the principal amount of the Loans to be prepaid) equal to 1.0%; provided further that no such fee shall be payable after November 30, 2007, upon a termination of the Loans and payment in full of the Obligations in conjunction with a Change of Control.”
     (f) Section 6.02(i) of the Credit Agreement is hereby amended by (x) deleting the number “$6,700,000” thereof and inserting “$5,000,000 in its place” and (y) inserting the following proviso at the end thereof:
          “provided further that to the extent a portion of the $5,000,000 basket amount is invested in Thermadyne Victor Ltda. that portion of the basket amount may be restored to the extent of cash received by any Borrower constituting proceeds of the sale of assets or stock of Thermadyne Victor Ltda.;”
     (g) Section 6.02(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “[Intentionally Omitted]”
     (h) Section 6.03(b) of the Credit Agreement is hereby amended by (i) deleting from clause (v) thereof the words “(as determined by the Administrative Agent in its sole discretion)”, (ii) deleting the word “and” at the end of clause (iv) thereof and (iii) deleting the period at the end of clause (v) thereof and substituting therefore the following:
          “; (vi) voluntary prepayments of the High Yield Notes at any time during a fiscal year after the mandatory prepayment of the High Yield Notes for that fiscal year (as described in clause (v) above) has been paid; provided that the following conditions shall be met: (x) no Event of Default shall have occurred and be continuing both before and after giving effect to such prepayment, (y) after giving effect to any such prepayment the average daily Borrowing Availability, as determined by the First Lien Agent, shall have been not less than $15,000,000 (with all trade payables being paid current other than those being contested in the ordinary course of business) during the 30-day period immediately prior to such payment and (z) Borrowers shall deliver to the Administrative Agent projections demonstrating that the average daily Borrowing Availability shall not be less than $15,000,000 (with all trade payables being paid current) during the 30-day period after the date of such voluntary prepayment; and (vii) mandatory prepayments of the High Yield Notes with proceeds of Asset Dispositions, as defined in, and to the extent required by Section 4.06 of the Indenture Agreement.”
     (i) Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “SECTION 6.10. Senior Leverage Ratio. Holdings and its Subsidiaries, on a consolidated basis at the end of each Fiscal Quarter, shall not permit the Leverage Ratio as of the last day of that Fiscal Quarter and for the 12-month period then ended to be more than 3.00.”
     (j) Section 10.11 of the credit agreement is hereby amended and restated in its entirety to read as follows:
          “SECTION 10.11. Section 956 of the IRC. If the Obligations incurred hereunder by any Guarantor that is a Foreign Subsidiary would result in adverse tax liabilities under Section 956 of the IRC (or any similar statute) for Borrowers or the other Credit Parties (as demonstrated by Borrowers in a manner reasonably satisfactory to Administrative Agent), at Borrowers’ request, the Administrative Agent shall take one or more of the following actions, as requested, (a) release the Collateral Agent’s Liens on such Foreign Subsidiary’s assets, (b) reduce the pledge of such Foreign Subsidiary’s stock to 65% of its voting Stock, (c) release such Foreign Subsidiary from its Guaranty of the Obligations and (e) make such other amendments or modifications to this Agreement as are mutually agreed upon by Required Lenders and the Borrowers to reflect the foregoing (collectively, a “956 Discharge”); provided that after giving affect to such 956 Discharge (x) no Event of Default shall have occurred, (y) the average daily Borrowing Availability (as defined in the First Lien Credit Agreement) shall have been not be less than $15,000,000 (with all trade payables being paid current other than those being contested in the ordinary course of business) during the 30-day period immediately prior to such 956 Discharge, and (z) Borrowers shall deliver to the Administrative Agent projections demonstrating that the average daily Borrowing Availability shall not be less than $15,000,000 (with all trade payables being paid currently) for the 30-day period after the date of such 956 Discharge.”
     SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.
     SECTION 4. Effectiveness. This Amendment shall become effective as of the date set forth above on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received:

     (a) counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers, the Lenders and the Administrative Agent;
     (b) a copy of a fully executed and delivered First Lien Amendment, in form and substance reasonably satisfactory to the Administrative Agent;
     (c) a copy of a fully executed and delivered Intercreditor Amendment, in form and substance reasonably satisfactory to the Administrative Agent;
     (d) payment in full of all fees and other amounts due and payable on or prior to such date hereunder or under any other Loan Document; and
     (e) such legal opinions, board resolutions and other certificates and documentation as shall be reasonably requested by the Lenders.
     SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
     SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
     SECTION 9. Expenses. The Borrowers agree to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.
     SECTION 10. Reaffirmation. Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMAL DYNAMICS CORPORATION,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

TWECO PRODUCTS, INC.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

VICTOR EQUIPMENT COMPANY,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

C & G SYSTEMS, INC.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

STOODY COMPANY,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

PROTIP CORPORATION,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE INTERNATIONAL CORP.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE HOLDINGS CORPORATION,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

MECO HOLDING COMPANY,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

C&G SYSTEMS HOLDING, INC.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

CIGWELD PTY LTD.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

DUXTECH PTY LTD.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

QUETACK PTY, LTD.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

QUETALA PTY, LTD.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE AUSTRALIA PTY LTD.,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE INDUSTRIES LIMITED,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE WELDING PRODUCTS CANADA LIMITED,

by	/s/ Patricia S. Williams

Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent,

by	/s/ Brian T. Caldwell

Name: Brian T. Caldwell
Title: Director

by	/s/ Shaheen Malik

Name: Shaheen Malik
Title: Associate

NORTHWOODS CAPITAL IV, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin

Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL V, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin

Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL VI, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin

Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL VII, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by	/s/ Bruce Martin

Name: Bruce Martin
Title: Managing Director

GSO SPECIAL SITUATIONS FUND LP, as a Lender,

by	/s/ George Fan

Name: George Fan
Title: Chief Legal Officer